EXHIBIT 23

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S 3 (No. 333-191496) and Form S-8 (No. 333-191497) of The York Water Company of our reports dated March 8, 2016, relating to the financial statements and financial statement schedule and the effectiveness of The York Water Company's internal control over financial reporting which appear in this Form 10-K.

/s/Baker Tilly Virchow Krause, LLP
Baker Tilly Virchow Krause, LLP
York, Pennsylvania
March 8, 2016